Exhibit 99.1

Federal Communications Commission Washington, D.C. 20554 September 29, 2023 VIA E-MAIL Jeffrey Blum Executive Vice President External and Legislative Affairs 1110 Vermont Avenue NW Suite 750 Washington, DC 20005 Re: DISH’s Buildout Submission and Proposed Testing Methodology; Monitoring DISH’s Compliance with Conditions Granting an Extension of Time to Complete Construction of Facilities and Buildout Commitments, WT Docket No. 22-212 Dear Mr. Blum: As part of DISH’s involvement in the T-Mobile-Sprint transaction, and in connection with DISH’s related applications for an extension of time to complete construction of its facilities for its AWS-4, Lower 700 MHz E Block, and AWS H Block licenses, DISH committed to construct a nationwide 5G broadband network.1 The DISH Commitments, which were imposed as license conditions, required DISH to meet certain “concrete milestones,” including a set of “Band-Specific 5G Deployment Commitments” and “Nationwide 5G Commitments.”2 On July 14, 2023, DISH submitted its status report with detailed information on its compliance with these obligations as of June 14, 2023,3 and on September 25, 2023, DISH submitted a White Paper describing its proposed methodology for demonstrating compliance with one of the nationwide 5G commitments that must be verified by drive tests. As detailed below, and based on our review of your submission, the Wireless Telecommunications Bureau (Bureau) finds that DISH has met its band-specific 5G commitments and two of its three nationwide 5G commitments, and the Bureau accepts DISH’s proposed drive test methodology for verifying compliance with the remaining nationwide 5G commitment. The Bureau will evaluate compliance with the remaining commitment once DISH submits its drive test results consistent 1 Letter from Jeffrey H. Blum, Senior Vice President, Public Policy and Government Affairs, DISH, to Donald Stockdale, Chief, Wireless Telecommunications Bureau, WT Docket No. 18-197, Attach. A (filed July 26, 2019) (DISH Commitments); see also Applications of T-Mobile US, Inc., and Sprint Corporation for Consent to Transfer Control of Licenses and Authorizations, and Applications of American H Block Wireless L.L.C., DBSD Corporation, Gamma Acquisition L.L.C., and Manifest Wireless L.L.C. for Extension of Time, WT Docket No. 18- 197, Memorandum Opinion and Order, Declaratory Ruling, and Order of Proposed Modification, 34 FCC Rcd 10579, 10747, 10829, paras. 394–98 and Appx. H (T-Mobile-Sprint Order); Applications of American H Block Wireless L.L.C., DBSD Corporation, Gamma Acquisition L.L.C., and Manifest Wireless L.L.C. for Extension of Time, ULS File Nos. 0008741236, 0008741420, 0008741603, and 0008741789 et al., Order of Modification and Extension of Time to Construct, 35 FCC Rcd 9580, 9587–88, 9598–9605, para. 13 and Appx. B, Attach. A (WTB 2020) (DISH License Modification Order). 2 T-Mobile-Sprint Order, 34 FCC Rcd at 10747, 10834–35, paras. 394–98 and Appx. H, Attach. A; DISH License Modification Order, 35 FCC Rcd at 9587–88, 9598–99, para. 13 and Appx. B. 3 DISH Network Corporation 5G Buildout Status Report, WT Docket No. 22-212 (filed July 14, 2023).

with this approved methodology. As stated below, DISH has six months from the date of this letter to complete the testing and submit its results. DISH’s Band-Specific 5G Deployment Commitments. The Bureau has reviewed DISH’s July 14, 2023, submission, and we find that DISH has met its “Band-Specific 5G Deployment Commitments” for June 14, 2023, which are set forth in section III of the DISH Commitments. Specifically, based on our analysis of DISH’s submission, we find that, as of June 14, 2023, DISH has met its commitments: (1) with respect to its 600 MHz licenses, to deploy a core network and to offer 5G Broadband Service to at least 70% of the U.S. population; (2) with respect to its AWS-4 and AWS H Block licenses, to offer 5G Broadband Service to at least 70% of the U.S. population (analyzed on a band-specific basis); and (3) with respect to its Lower 700 MHz E Block licenses, to offer 5G Broadband Service to at least 70% of the U.S. population covered by those licenses.4 We likewise find that DISH met the contingency for automatic, two-year extensions of its final construction milestones—until June 14, 2025—for each of its AWS-4, AWS H Block, and 700 MHz E Block licenses).5 The Bureau will update its ULS licensing records to reflect these automatic extensions.6 DISH’s Nationwide 5G Commitments. In addition, based on our review of DISH’s July 14, 2023, filing, we find that DISH has met two of its three “Nationwide 5G Commitments.” Specifically, we find that DISH has “deploy[ed] a nationwide 5G network using DISH’s spectrum with . . . (B) At least 15,000 5G sites deployed; and (C) At least 30 [megahertz] of DISH’s downlink 5G spectrum averaged over all DISH 5G sites deployed nationwide.”7 The remaining nationwide 5G commitment requires DISH to verify by means of a drive test (the goal of which is to reflect the actual user experience under ordinary utilization) that it has deployed a nationwide 5G network using DISH’s spectrum where at least 70% of the U.S. population has access to average download speeds equal to 35 Mbps or greater.8 The Bureau, in consultation with the Office of Economics and Analytics (OEA) and the Office of General Counsel (OGC), has reviewed your submission of a drive testing methodology and agrees that the methodology is acceptable given the 4 See T-Mobile-Sprint Order, 34 FCC Rcd at 10835, Appx. H, Attach. A. 5 See T-Mobile-Sprint Order, 34 FCC Rcd at 10835–36, Appx. H, Attach. A. Because DISH has demonstrated that it met its band-specific commitments to offer 5G Broadband Service to at least 70% of the U.S. population as specified above, DISH qualifies for the “contingent extensions” of its final construction milestones, as set forth in section V of the DISH Commitments—namely, if DISH is offering 5G Broadband Service to greater than 50% of the U.S. population with respect to its AWS-4 and AWS H Block licenses (on a band-specific basis), and to greater than 50% of the U.S. population covered by its 700 MHz E Block licenses, then DISH’s final construction milestones for each of those bands will be automatically extended to June 14, 2025. 6 DISH also filed the requisite renewal applications for these licenses; the Bureau will process those applications in ULS. 7 T-Mobile-Sprint Order, 34 FCC Rcd at 10834–35, Appx. H, Attach. A. 8 T-Mobile-Sprint Order, 34 FCC Rcd at 10834 (note omitted), Appx. H, Attach. A. We note that this nationwide 5G commitment differs from the band-specific 5G deployment commitments because, among other things, this nationwide commitment requires coverage that meets a specific speed metric and requires that coverage and speed be verified after the deployment deadline by DISH-funded drive tests that will involve oversight by an independent third party. See id., 34 FCC Rcd at 10834 n.1.

specific commitment DISH made.9 Given that DISH and the Bureau have now reached agreement on the drive test methodology, DISH will have six months from the release of this letter to complete its drive testing and submit the report to the FCC as set forth in the “verification metrics” portion of section VII of the DISH Commitments, which shall include DISH’s drive test results.10 Once DISH completes and submits the necessary drive testing, we will evaluate its compliance with the remaining nationwide 5G commitment. Sincerely, /s/ Joel Taubenblatt Chief, Wireless Telecommunications Bureau cc: Alison Minea Hadass Kogan 9 We note that the agreed-upon methodology for conducting on-the-ground testing is tailored to DISH’s specific commitment and may not be comparable to other drive testing methodologies adopted or accepted by the Commission. 10 See T-Mobile-Sprint Order, 34 FCC Rcd at 10744, para. 381 (noting that the Bureau may exercise its reasonable discretion to extend the deadlines associated with the DISH Commitments for circumstances beyond DISH’s control).